Exhibit 99.1

PRESS RELEASE

Open Text Reports Third Quarter Fiscal 2008 Financial Results

Waterloo, ON – April 29, 2008 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today announced unaudited financial results for its third quarter that ended March 31, 2008. (1)

Total revenue for the third quarter was $178.8 million, up 15% compared to $156.1 million for the same period in the prior fiscal year. License revenue in the third quarter was $51.5 million, up 20% compared to $43.0 million in the third quarter of the prior fiscal year.

Adjusted net income in the quarter was $25.4 million or $0.48 per share on a diluted basis, up 45% compared to $17.5 million or $0.34 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $7.3 million or $0.14 per share on a diluted basis, up 87% compared to $3.9 million or $0.08 per share on a diluted basis for the same period in the prior fiscal year. (2)

Operating cash flow in the third quarter of fiscal 2008 was $50 million, up 22% compared to $41 million in the third quarter of the prior fiscal year and up 28% compared to $39 million in the previous quarter.

“I am very pleased with our performance in the quarter, generating strong cash flow from operations and meeting our profitability targets,” said John Shackleton, President and CEO of Open Text.  “We are experiencing continued strength in our European sales.”

The cash, cash equivalents and short-term investments balance as of March 31, 2008 was $215.8 million compared to $150.0 million at June 30, 2007.  Accounts receivable as of March 31, 2008, totaled $135.7 million, compared to $128.8 million as of June 30, 2007, and Days Sales Outstanding (DSO) was 68 days at the end of the third quarter of fiscal 2008, compared to 66 days at June 30, 2007.

Please see note (2) below for a reconciliation of non-US GAAP based financial measures used in this press release, to US GAAP based financial measures.

"With the sucess of Hummingbird evident, we are focussing on new solutions like Enterprise Connect", said John Shackleton.  "This enables workers to utilize their business environment to access content from across the enterprise including our competitor's repositories as well as from major enterprise ERP applications such as SAP."

Teleconference Call
Open Text will host a conference call on April 29, 2008 at 5:00 p.m. ET to discuss the final financial results for its third quarter.

Date:	Tuesday, April 29, 2008
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning April 29, 2008 at 7:00 p.m. ET through 11:59 p.m. on May 13, 2008 and can be accessed by dialing 416-640-1917 and using pass code 21268405 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link:
http://www.opentext.com/events/event.html?id=6712896.

About Open Text
Open Text™ is the world's largest independent provider of Enterprise Content Management software. The company's solutions manage information for all types of business, compliance and industry requirements in large companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

# # #
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, and results of operations and earnings for Open Text Corporation (“Open Text” or “the Company”).  Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company's actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i)  the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company's competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company's products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated there under; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company's customers; (ix) demand for the Company's products; and (x) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K for the year ended June 30, 2007 and Form 10-Q for the quarter ended December 31, 2007. Forward-looking statements are based on management's beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management's beliefs or opinions change.

Notes
(1) Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of Non- US GAAP financial measures
In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its unaudited condensed consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation, and restructuring, all net of tax. The Company's management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, restructuring costs, other income (expense), share-based compensation and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text's performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation of (unaudited) US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation  of (unaudited) US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended March 31, 2008 and 2007:

	Three months ended March 31, 2008	Three months ended March 31, 2007
GAAP based “Net Income”	$7.3	$3.9
Special Charges/(recovery)	0.0	0.9
Amortization of intangibles	18.5	17.8
Other (Income)/Expense	6.8	0.1
Share-based compensation	1.1	1.3
Tax Impact on Above	(8.3)	(6.5)
Non-GAAP based “Adjusted Net Income”	$25.4	$17.5

Reconciliation of (unaudited) US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended March 31 2008 and 2007:

	Three months ended March 31, 2008	Three months ended March 31, 2007
GAAP based “Net Income”	$0.14	$0.08
Special Charges/(recovery)	-	0.02
Amortization of intangibles	0.35	0.35
Other (Income)/Expense	0.13	-
Share-based compensation	0.02	0.03
Tax Impact on Above	(0.16)	(0.14)
Non-GAAP based “Adjusted Net Income”	$0.48	$0.34

For more information, please contact:

Paul McFeeters
Chief Financial Officer
Open Text Corporation
+1-905-762-6121
pmcfeeters@opentext.com

Greg Secord
Vice President, Investor Relations
Open Text Corporation
+1-519-888-7111 ext.2408
gsecord@opentext.com

OPEN TEXT CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. Dollars, except share data)
(Unaudited)

	March 31, 2008	June 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$215,762	$149,979
Accounts receivable trade, net of allowance for doubtful accounts of $3,629 as of March 31, 2008 and $2,089 as of June 30, 2007	135,715	128,781
Income taxes recoverable	15,273	31,060
Prepaid expenses and other current assets	12,377	10,368
Deferred tax assets	31,081	30,248
Total current assets	410,208	350,436
Capital assets	41,951	43,614
Goodwill	567,418	528,312
Acquired intangible assets	300,368	343,324
Deferred tax assets	24,950	42,078
Other assets	10,691	9,524
Long-term income taxes recoverable	38,789	9,557
	$1,394,375	$1,326,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$94,117	$100,211
Current portion of long-term debt	3,473	4,048
Deferred revenues	179,273	143,097
Income taxes payable	3,839	33,705
Deferred tax liabilities	1,039	1,601
Total current liabilities	281,741	282,662
Long-term liabilities:
Accrued liabilities	21,120	22,516
Long-term debt	304,980	366,765
Deferred revenues	2,665	3,840
Long-term income taxes payable	42,661	—
Deferred tax liabilities	98,147	120,019
Total long-term liabilities	469,573	513,140
Minority interest	8,158	6,975
Shareholders’ equity:
Share capital
51,094,919 and 50,180,118 Common Shares issued and outstanding at March 31, 2008 and June 30, 2007, respectively; Authorized Common Shares: unlimited	437,771	426,188
Additional paid-in capital	38,973	35,311
Accumulated other comprehensive income	137,872	68,034
Retained earnings (deficit)	20,287	(5,465)
Total shareholders’ equity	634,903	524,068
	$1,394,375	$1,326,845

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except per share data)
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2008	2007	2008	2007
Revenues:
License	$51,534	$43,032	$150,952	$123,282
Customer support	91,606	79,042	268,524	205,352
Service	35,622	33,978	105,787	91,834
Total revenues	178,762	156,052	525,263	420,468
Cost of revenues:
License	3,093	3,515	11,296	9,637
Customer support	14,292	12,431	41,081	32,077
Service	28,856	28,042	86,552	77,450
Amortization of acquired technology-based intangible assets	10,440	10,433	30,900	25,675
Total cost of revenues	56,681	54,421	169,829	144,839
	122,081	101,631	355,434	275,629

Operating expenses:
Research and development	27,711	21,176	77,367	57,989
Sales and marketing	41,586	39,069	122,219	107,765
General and administrative	18,268	15,947	52,233	42,640
Depreciation	2,909	3,626	9,645	10,525
Amortization of acquired customer-based intangible assets	8,077	7,396	23,006	17,147
Special charges (recoveries)	(14)	878	(122)	5,253
Total operating expenses	98,537	88,092	284,348	241,319
Income from operations	23,544	13,539	71,086	34,310
Other income (expense)	(6,831)	(98)	(12,341)	604
Interest income (expense), net	(6,684)	(7,550)	(22,123)	(14,670)
Income before income taxes	10,029	5,891	36,622	20,244
Provision for income taxes	2,594	1,914	10,448	6,421
Net income before minority interest	7,435	3,977	26,174	13,823
Minority interest	168	124	422	392
Net income for the period	$7,267	$3,853	$25,752	$13,431
Net income per share—basic	$0.14	$0.08	$0.51	$0.27
Net income per share—diluted	$0.14	$0.08	$0.49	$0.26
Weighted average number of Common Shares outstanding—basic	50,979	49,490	50,666	49,203
Weighted average number of Common Shares outstanding—diluted	52,789	51,134	52,424	50,703

OPEN TEXT CORPORATION
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. Dollars)
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income for the period	$7,267	$3,853	$25,752	$13,431
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,426	21,455	63,551	53,347
In-process research and development	—	—	500	—
Share-based compensation expense	1,077	1,261	2,795	3,861
Employee long-term incentive plan	733	—	1,490	—
Excess tax benefits from share-based compensation	(101)	(381)	(867)	(1,122)
Undistributed earnings related to minority interest	168	124	422	392
Amortization of debt issuance costs	293	274	1,004	531
Unrealized loss on financial instrument	2,728	364	5,579	576
Deferred taxes	(506)	(14,270)	(4,619)	(23,194)
Changes in operating assets and liabilities:
Accounts receivable	(14,597)	3,550	(7,018)	27,047
Prepaid expenses and other current assets	(1,811)	(212)	(2,008)	682
Income taxes	(2,662)	1,554	5,892	(2,259)
Accounts payable and accrued liabilities	(9,321)	(4,777)	(7,849)	(9,690)
Deferred revenues	44,938	28,326	36,055	14,889
Other assets	176	221	686	3,916
Net cash provided by operating activities	49,808	41,342	121,365	82,407

Cash flows from investing activities:
Acquisitions of capital assets	(2,028)	(729)	(5,414)	(4,620)
Additional purchase consideration for prior period acquisitions	(12)	(4,295)	(451)	(6,018)
Purchase of Hummingbird, net of cash acquired	—	—	—	(384,761)
Purchase of an asset group constituting a business	—	—	(2,209)	—
Investments in marketable securities	—	—	—	(829)
Acquisition related costs	(3,065)	(8,049)	(14,907)	(28,249)
Net cash used in investing activities	(5,105)	(13,073)	(22,981)	(424,477)

Cash flows from financing activities:
Excess tax benefits from share-based compensation	101	381	867	1,122
Proceeds from issuance of Common Shares	2,198	6,365	11,415	8,829
Repayment of long-term debt	(869)	(1,071)	(62,746)	(2,244)
Proceeds from long-term debt	—	—	—	390,000
Debt issuance costs	—	—	(349)	(7,433)
Net cash provided by (used in) financing activities	1,430	5,675	(50,813)	390,274
Foreign exchange gain on cash held in foreign currencies	9,920	1,338	18,212	4,125
Increase in cash and cash equivalents during the period	56,053	35,282	65,783	52,329
Cash and cash equivalents at beginning of period	159,709	124,401	149,979	107,354
Cash and cash equivalents at end of period	$215,762	$159,683	$215,762	$159,683